Exhibit 99.2

RISK FACTORS

An investment in Avadel Pharmaceuticals plc (“Avadel”) involves a high degree of risk. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this Current Report on Form 8-K, before making an investment decision. Avadel’s business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of Avadel’s securities could decline due to any of these risks. In addition, please read “Cautionary Disclosure Regarding Forward-Looking Statements” in this Current Report on Form 8-K, where we describe additional uncertainties associated with Avadel’s business and the forward-looking statements included or incorporated by reference in this Current Report on Form 8-K. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair Avadel’s business and operations. Certain risks related specifically to the development and commercialization of Noctiva™ are included below under the subheading “– Risks Related to Avadel’s Exclusive License Agreement for Noctiva™.”

Risks Related to Avadel’s Business and Industry

Avadel depends on a small number of products and customers for the majority of its revenues and the loss of any one of these products or customers could reduce Avadel’s revenues significantly.

Avadel derives a majority of its revenues from sales of three products, Bloxiverz®, Vazculep® and Akovaz®. Additionally, Avadel depends on a small number of customers for the majority of its revenues from these products. Four customers, accounted for approximately 93% of total revenues in 2016, and approximately 94% of total revenues for the nine months ended September 30, 2017. These customers comprise a significant portion of the distribution network for pharmaceutical products in the U.S. Increased competition for any one of these products could result in significant downward pricing pressure and loss of market share by Avadel resulting in lower revenues or loss of business. This distribution network is also continuing to undergo consolidation marked by mergers and acquisitions among wholesale distributors and retail drug store chains. As a result, a small number of large wholesale distributors and large chain drug stores control a significant share of the market. Avadel expects that continuing consolidation may cause competitive pressures on pharmaceutical companies. The loss of any one of these products or the termination of Avadel’s relationship with any of these customers or Avadel’s failure to broaden its customer base could cause its revenues to decrease significantly and result in losses from its operations. Further, Avadel may be unable to negotiate favorable business terms with customers that represent a significant portion of its revenues, and any such inability could have a material adverse effect on Avadel’s business, results of operations, financial condition and prospects.

Avadel expects to rely on collaborations with third parties to commercialize certain of its products in development, in particular products using Avadel’s drug delivery technologies, and such strategy involves risks that could impair Avadel’s prospects for realizing profits from such products.

Avadel expects that the commercialization of some its products in development which utilize Avadel’s drug delivery technologies will involve third-party collaboration partners for strategic alliances, licenses, product divestitures or other arrangements to commercialize these products, as Avadel did with respect to the license to Elan for the OTC rights for LiquiTime® (see the discussion under the caption “– Products in Development with Partners” in the “Business of Avadel” included as Exhibit 99.1 to this Current Report on Form 8-K). Avadel may not be successful in entering into such collaborations on favorable terms, if at all, or its collaboration partners may not adequately perform under such arrangements, and as a result its ability to commercialize these products will be negatively affected and its prospects will be impaired.

Avadel’s products may not gain market acceptance.

Avadel’s products and technologies may not gain market acceptance among physicians, patients, healthcare payor and medical communities. The degree of market acceptance of any product or technology will depend on a number of factors, including, but not limited to:

•	the scope of regulatory approvals, including limitations or warnings in a product’s regulatory-approved labeling;

•	in the case of any new “unapproved-marketed-drug” product Avadel may successfully pursue, whether and the extent to which the FDA removes competing products from the market;

•	demonstration of the clinical safety and efficacy of the product or technology;

•	the absence of evidence of undesirable side effects of the product or technology that delay or extend trials;

•	the lack of regulatory delays or other regulatory actions;

•	its cost-effectiveness and related access to payor coverage;

•	its potential advantage over alternative treatment methods;

•	the availability of third-party reimbursement; and

•	the marketing and distribution support it receives.

If any of Avadel’s products or technologies fails to achieve market acceptance, Avadel’s ability to generate additional revenue will be limited, which would have a material adverse effect on its business.

Avadel’s products may not reach the commercial market for a number of reasons.

Drug development is an inherently uncertain process with a high risk of failure at every stage of development. Successful research and development (“R&D”) of pharmaceutical products is difficult, expensive and time consuming. Many product candidates fail to reach the market. Avadel’s success will depend on the development and the successful commercialization of additional previously Unapproved Marketed Drug (“UMD”) products, development of products that utilize Avadel’s drug delivery technologies. If any of Avadel’s additional UMD products or products incorporating Avadel’s drug delivery technologies fails to reach the commercial market, Avadel’s future revenues would be adversely affected.

Even if Avadel’s products and current drug delivery technologies appear promising during development, there may not be successful commercial applications developed for them for a number of reasons, including:

•	the FDA, the European Medicines Agency (“EMA”), the competent authority of an EU Member State or an Institutional Review Board (“IRB”), or an Ethics Committee (EU equivalent to IRB), or Avadel’s partners may delay or halt applicable clinical trials;

•	Avadel or its partners may face slower than expected rate of patient recruitment and enrollment in clinical trials, or may devote insufficient funding to the clinical trials;

•	Avadel’s drug delivery technologies and drug products may be found to be ineffective or cause harmful side effects, or may fail during any stage of pre-clinical testing or clinical trials;

•	Avadel or its partners may find certain products cannot be manufactured on a commercial scale and, therefore, may not be economical or feasible to produce; or

•	Avadel’s products could fail to obtain regulatory approval or, if approved, fail to achieve market acceptance, fail to be included within the pricing and reimbursement schemes of the U.S. or EU Member States, or be precluded from commercialization by proprietary rights of third parties.

Avadel must invest substantial sums in R&D in order to remain competitive, and it may not fully recover these investments.

To be successful in the highly competitive pharmaceutical industry, Avadel must commit substantial resources each year to R&D in order to develop new products and enhance Avadel’s technologies. In 2016, Avadel spent $34.6 million on R&D, and for the nine months ended September 30, 2017, it spent $22.1 million on R&D. Avadel’s ongoing investments in R&D for future products could result in higher costs without a proportionate increase, or any increase, in revenues. The R&D process is lengthy and carries a substantial risk of failure. If Avadel’s R&D does not yield sufficient products that achieve commercial success, Avadel’s future operating results will be adversely affected.

The development of several of Avadel’s drug delivery technologies and products depend on the services of a single provider and any interruption of operations of such provider could significantly delay or have a material adverse effect on Avadel’s product pipeline.

Currently, Avadel uses a single source provider for the development, supply of clinical materials and potentially the supply of commercial batches for several of Avadel’s products incorporating its drug delivery technologies. For details, see the discussion in the “Business of Avadel” included as Exhibit 99.1 to this Current Report on Form 8-K under “– Supplies and Manufacturing”. Any disruption in the operations of this provider or if this provider fails to supply acceptable quantity and quality materials or services to Avadel for any reason, such disruption or failure could delay Avadel’s product development and could have a material adverse effect on Avadel’s business, financial condition and results of operations. In case of a disruption, Avadel may need to establish alternative manufacturing sources for its drug delivery products, and this would likely lead to substantial production delays as Avadel builds or locates replacement facilities and seeks to satisfy necessary regulatory requirements.

Avadel depends on a limited number of suppliers for the manufacturing of Avadel’s products and certain raw materials used in Avadel’s products and any failure of such suppliers to deliver sufficient quantities of supplies of product or these raw materials could have a material adverse effect on Avadel’s business.

Currently, Avadel depends on a limited number of contract manufacturing organizations for three products, Bloxiverz®, Vazculep® and Akovaz®, from which Avadel derives a majority of its revenues, and a single contract manufacturer for Noctiva™. Additionally, Avadel purchases certain raw materials used in its products from a limited number of suppliers, including a single supplier for certain key ingredients. If the supplies of these products or materials were interrupted for any reason, Avadel’s manufacturing and marketing of certain products could be delayed. These delays could be extensive and expensive, especially in situations where a substitution was not readily available or required variations of existing regulatory approvals and certifications or additional regulatory approval. For example, an alternative supplier may be required to pass an inspection by the FDA, EMA or the competent authorities of EU Member States for compliance with current Good Manufacturing Practices (“cGMP”) requirements before supplying Avadel with product or before Avadel may incorporate that supplier’s ingredients into the manufacturing of Avadel’s products by its contract, development, and manufacturing organizations (“CDMOs”). Failure to obtain adequate supplies in a timely manner could have a material adverse effect on Avadel’s business, financial condition and results of operations.

If Avadel’s competitors develop and market technologies or products that are safer or more effective than Avadel’s, or obtain regulatory approval and market such technologies or products before Avadel does, Avadel’s commercial opportunity will be diminished or eliminated.

Competition in the pharmaceutical and biotechnology industry is intense and is expected to increase. Avadel competes with academic laboratories, research institutions, universities, joint ventures and other pharmaceutical and biotechnology companies, including other companies developing drug delivery technologies or niche brand or generic specialty pharmaceutical products. Some of these competitors may also be Avadel’s business partners.

Avadel’s drug delivery technologies compete with technologies provided by several other companies (for details, see the discussion in the “Business of Avadel” included as Exhibit 99.1 to this Current Report on Form 8-K under “– Competition and Market Opportunities”). In particular, New Biological Entities or NCEs could be developed that, if successful, could compete against Avadel’s drug delivery technologies or products. Among the many experimental therapies being tested in the U.S. and in the EU, there may be some that Avadel does not now know of that may compete with Avadel’s drug delivery technologies or products in the future. These new biological or chemical products may be safer or may work better than Avadel’s products.

With respect to Avadel’s UMD drug products, the FDA could approve generic versions or previously filed NDAs of Avadel’s marketed products.

Many of Avadel’s competitors have substantially greater financial, technological, manufacturing, marketing, managerial and R&D resources and experience than Avadel does. Furthermore, acquisitions of competing drug delivery companies by large pharmaceutical companies could enhance Avadel’s competitors’ resources. Accordingly, Avadel’s competitors may succeed in developing competing technologies and products, obtaining regulatory approval and gaining market share for their products more rapidly than Avadel does.

Avadel’s revenues may be negatively affected by healthcare reforms and increasing pricing pressures.

Future prices for Avadel’s pharmaceutical products and medical devices will be substantially affected by reimbursement policies of third-party payors such as government healthcare programs, private insurance plans and managed care organizations; by Avadel’s contracts with the drug wholesalers who distribute Avadel’s products; and by competitive market forces generally. In recent years, third-party payors have been exerting downward pressure on prices at which products will be reimbursed, and the drug wholesale industry has been undergoing consolidation which gives greater market power to the remaining, larger drug wholesalers. In the U.S., the new administration has made public and social media statements causing uncertainty as to future federal U.S. government policies regulating drug prices. And the trend toward increased availability of generic products has contributed to overall pricing pressures in the pharmaceutical industry. Any future changes in laws, regulations, practices or policies, in the drug wholesale industry, or in the prevalence of generic products may adversely affect Avadel’s financial condition and results of operations.

If Avadel cannot keep pace with the rapid technological change in its industry, it may lose business, and its products and technologies could become obsolete or noncompetitive.

Avadel’s success also depends, in part, on maintaining a competitive position in the development of products and technologies in a rapidly evolving field. Major technological changes can happen quickly in the biotechnology and pharmaceutical industries. If Avadel cannot maintain competitive products and technologies, Avadel’s competitors may succeed in developing competing technologies or obtaining regulatory approval for products before Avadel, and the products of Avadel’s competitors may gain market acceptance more rapidly than Avadel’s products. Such rapid technological change, or the development by Avadel’s competitors of technologically improved or different products, could render Avadel’s products or technologies obsolete or noncompetitive.

Avadel may fail to effectively execute its business strategy.

Avadel’s business strategy is to commercially launch Noctiva™ during 2018, continue its UMD program, including by obtaining FDA approval for, and commercialize, its fourth UMD product candidate as well as potentially additional future UMD product candidates, continue to seek FDA approval for FT 218 which is in Phase III clinical trial, continue to seek to develop and commercialize products using its drug delivery technologies, and develop and identify and acquire additional businesses or new product opportunities. There can be no assurance that Avadel will be successful in any of these objectives; and a failure in any of these objectives could negatively impact Avadel’s business and operating results.

In particular, Avadel may be unable to successfully identify attractive acquisition candidates or complete any acquisitions, successfully integrate any acquired business, product or technology or retain any key employees of acquired businesses. Integrating any business, product or technology Avadel acquires could be expensive and time consuming, and could disrupt Avadel’s ongoing business and distract Avadel’s management. If Avadel fails to complete these acquisitions or successfully integrate any acquired businesses, products or technologies, its business will suffer. In addition, any amortization or charges resulting from the costs of acquisitions could negatively impact Avadel’s operating results.

If Avadel cannot adequately protect its intellectual property and proprietary information, Avadel may be unable to sustain a competitive advantage.

Avadel’s success depends, in part, on its ability to obtain and enforce patents and other intellectual property rights for its products and technology, including its drug delivery platforms, and to preserve its trade secrets and other proprietary information. If Avadel cannot do so, Avadel’s competitors may exploit its technologies and deprive Avadel of the ability to realize revenues and profits from its products and technologies.

To the extent any of Avadel’s products may benefit from protections afforded by patents, Avadel faces the risk that patent law relating to the scope of claims in the pharmaceutical and biotechnology fields is continually evolving and can be the subject of uncertainty and may change in a way that would limit protection. Avadel’s patents may not be exclusive, valid or enforceable. For example, Avadel’s patents may not protect it against challenges by companies that submit drug marketing applications to the FDA or the competent authorities of EU Member States or other jurisdictions in which Avadel may attempt to compete, in particular where such applications rely, at least in part, on safety and efficacy data from Avadel’s products or Avadel’s business partners’ products. In addition, Avadel’s competitors may obtain patents that may have an adverse effect on Avadel’s ability to conduct business, or they may discover ways to circumvent Avadel’s patents. The scope of any patent protection may not be sufficiently broad to cover Avadel’s products or to exclude competing products. Any patent applications that Avadel has made or may make relating to its potential products or technologies may not result in patents being issued. Further, patent protection once obtained is limited in time, after which competitors may use the covered product or technology without obtaining a license from Avadel. Because of the time required to obtain regulatory marketing approval, the period of effective patent protection for a marketed product is frequently substantially shorter than the duration of the patent.

Avadel’s partnerships with third parties expose Avadel to risks that they will claim intellectual property rights on Avadel’s inventions or fail to keep Avadel’s unpatented products or technology confidential. Avadel also relies on trademarks, copyrights, trade secrets and know-how to develop, maintain and strengthen its competitive position.

To protect its products, trade secrets and proprietary technologies, Avadel relies, in part, on confidentiality agreements with its employees, consultants, advisors and partners. These agreements may not provide adequate protection for Avadel’s trade secrets and other proprietary information in the event of any unauthorized use or disclosure, or if others lawfully develop the information. If these agreements are breached, Avadel cannot be certain that it will have adequate remedies. Further, Avadel cannot guarantee that third parties will not know, discover or independently develop equivalent proprietary information or technologies, or that they will not gain access to Avadel’s trade secrets or disclose Avadel’s trade secrets to the public. Therefore, Avadel cannot guarantee that it can maintain and protect unpatented proprietary information and trade secrets. Misappropriation or other loss of Avadel’s intellectual property would adversely affect Avadel’s competitive position and may cause Avadel to incur substantial litigation or other costs.

The implementation of the Leahy-Smith America Invents Act of 2011 may adversely affect Avadel’s business.

The Leahy-Smith America Invents Act of 2011 (“AIA”) changes the current U.S. “first-to-invent” system to a system that awards a patent to the “first-inventor-to-file” for an application for a patentable invention. This change alters the pool of available materials that can be used to challenge patents in the U.S. and eliminates the ability to rely on prior research to lay claim to patent rights. Disputes will be resolved through new derivation proceedings and the AIA creates mechanisms to allow challenges to issued patents in reexamination, inter partes review and post grant proceedings. New bases and procedures may make it easier for competitors to challenge Avadel’s patents, which could result in increased competition and have a material adverse effect on Avadel’s business and results of operations. The AIA may also make it harder to challenge third-party patents and place greater importance on being the first inventor to file a patent application on an invention. The AIA amendments to patent filing and litigation procedures in the U.S. may result in litigation being more complex and expensive and divert the efforts of Avadel’s technical and management personnel.

Third parties may claim that Avadel’s products infringe their rights, and Avadel may incur significant costs resolving these claims.

Third parties may claim, that the manufacture, use, import, offer for sale or sale of Avadel’s drug delivery technologies or Avadel’s other products infringes on their patent and other intellectual property rights. For example, in connection with Avadel seeking regulatory approval for FT 218, companies that produce any branded pharmaceutical versions of such products may allege that FT 218 infringes their patents or other intellectual property rights and file suit against Avadel to prevent it from commercializing FT 218. In response to any claim of infringement, Avadel may have to seek licenses, defend infringement actions or challenge the validity or enforceability of those patent rights in court. If Avadel cannot obtain required licenses, is found liable for infringement or is not able to have such patent rights declared invalid or unenforceable. Avadel may be liable for significant monetary damages, encounter significant delays in bringing products to market or be precluded from the manufacture, use, import, offer for sale or sale of products or methods of drug delivery covered by the patents of others. Avadel may not have identified, or be able to identify in the future, U.S. or foreign patents that pose a risk of potential infringement claims.

Any claims, with or without merit, that Avadel’s products or drug delivery technologies infringe proprietary rights of third parties could be time-consuming, result in costly litigation or divert the efforts of Avadel’s technical and management personnel, any of which could disrupt Avadel’s relationships with its partners and could significantly harm Avadel’s operating results.

If Avadel or its partners are required to obtain licenses from third parties, Avadel’s revenues and royalties on any commercialized products could be reduced.

The development of certain products based on Avadel’s drug delivery technologies may require the use of raw materials (e.g., proprietary excipient), active ingredients, drugs (e.g., proprietary proteins) or technologies developed by third parties. The extent to which efforts by other researchers have resulted or will result in patents and the extent to which Avadel or its partners are forced to obtain licenses from others, if available, on commercially reasonable terms is currently unknown. If Avadel or its partners must obtain licenses from third parties, fees must be paid for such licenses, which could reduce the net revenues and royalties Avadel may receive on commercialized products that incorporate its drug delivery technologies.

Security breaches and other disruptions could compromise confidential information and expose Avadel to liability and cause its business and reputation to suffer.

In the ordinary course of Avadel’s business, it collects and stores proprietary data, including intellectual property, as well as Avadel’s proprietary business information and that of its customers, suppliers and business partners, on Avadel’s networks. The secure maintenance and transmission of this information is critical to Avadel’s operations and business strategy. Despite Avadel’s security measures, its information systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise Avadel’s networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, investigations by regulatory authorities in the U.S. and EU Member States, disruption to Avadel’s operations and damage to its reputation, any of which could adversely affect Avadel’s business.

Failure to comply with domestic and international privacy and security laws could result in the imposition of significant civil and criminal penalties.

The costs of compliance with privacy and security laws, including protecting electronically stored information from cyber-attacks, and potential liability associated with failure to do so could adversely affect Avadel’s business, financial condition and results of operations. Avadel is subject to various domestic and international privacy and security regulations, including but not limited to HIPAA. Additionally, Avadel will be required to comply with the General Data Protection Regulation (“GDPR”) (Regulation EU 2016/679) by May 25, 2018. HIPAA mandates, among other things, the adoption of uniform standards for the electronic exchange of information in common healthcare transactions, as well as standards relating to the privacy and security of individually identifiable health information, which require the adoption of administrative, physical and technical safeguards to protect such information. In addition, many states have enacted comparable laws addressing the privacy and security of health information, some of which are more stringent than HIPAA. GDPR will require Avadel to ensure that personal data Avadel collects is gathered legally and under strict conditions and protect such personal data from misuse and exploitation. If Avadel fails to comply with GDPR, it will face significant fines and penalties that could adversely affect its business, financial condition and results of operations.

Material weaknesses in Avadel’s internal control over financial reporting have occurred in the past and could occur in the future.

Avadel’s management is responsible for establishing and maintaining adequate internal control over financial reporting, and the Sarbanes-Oxley Act of 2002 and SEC rules require that Avadel’s management report annually on the effectiveness of Avadel’s internal control over financial reporting. Among other things, Avadel’s management must conduct an assessment of its internal control over financial reporting to allow management to report on, and its independent registered public accounting firm to audit, the effectiveness of Avadel’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act.

In Avadel’s annual report on Form 10-K for the year ended December 31, 2015, its management identified material weaknesses in Avadel’s internal control over financial reporting as of December 31, 2015 related to lack of sufficient personnel, resulting in, among other things, a failure to implement a proper segregation of duties; ineffective controls over the revenue, income tax, and financial close processes; ineffective controls over information technology and key spreadsheets used in preparing financial statements; and ineffective monitoring of Avadel’s internal control systems.

During 2016 and 2017, Avadel implemented steps intended to remediate these material weaknesses in Avadel’s internal control over financial reporting. As disclosed in Part II, Item 9A, “Controls and Procedures” of Avadel’s most recently filed annual report on Form 10-K, Avadel’s management determined that, while such steps have successfully remediated certain of the material weaknesses that existed as of December 31, 2015, material weaknesses in Avadel’s internal control over financial reporting continued to exist as of December 31, 2016 in three areas: (1) Personnel - Avadel’s added personnel need to have more time in their roles to have an impact on internal controls over financial reporting, in order to gain an appropriate level of knowledge to execute controls consistent with the risk assessment and the required level of precision for management review controls associated with the review of information used in the control, key assumptions utilized in accounting estimates, and accounting for significant non-routine and complex transactions; (2) Financial Close Process - the previously reported material weakness remains unremediated specifically related to the data and assumptions used in accounting for significant non-routine and complex transactions associated with the financial close process; and (3) Rebates and Expired Product Reserves - the previously reported material weakness continues to exist related to the data and assumptions utilized in accounting for rebate and expired product reserves.

Avadel has identified and implemented additional processes, procedures and controls to improve the effectiveness of its internal control over financial reporting and disclosure controls and procedures in the areas where material weaknesses continued to exist as of December 31, 2016. See Item 9A, “Controls and Procedures - Actions related to unremediated material weaknesses” of Avadel’s most recently filed annual report on Form 10-K and Item 4 of Avadel’s quarterly report on form 10-Q filed November 9, 2017. However, we cannot assure you that Avadel’s efforts will prove wholly successful in remediating these material weaknesses. In addition, we cannot assure you that Avadel has identified all existing material weaknesses, or that other material weaknesses will not arise in the future. If Avadel is unable to successfully identify and remediate any material weakness that may exist in Avadel’s internal control over financial reporting, the accuracy and timing of Avadel’s financial reporting may be adversely affected, Avadel may be unable to maintain compliance with securities law requirements and applicable stock exchange listing requirements regarding timely filing of periodic reports, the market price of Avadel’s American Depositary Shares (“ADSs”) may decline, and Avadel could be subject to shareholder litigation.

Avadel’s effective tax rate could be highly volatile and could adversely affect its operating results.

•	Avadel’s future effective tax rate may be adversely affected by a number of factors, many of which are outside of its control, including:

•	the jurisdictions in which profits are determined to be earned and taxed;

•	increases in expenses not deductible for tax purposes, including increases in the fair value of related party payables, write-offs of acquired in-process R&D and impairment of goodwill in connection with acquisitions;

•	changes in domestic or international tax laws or the interpretation of such tax laws;

•	adjustments to estimated taxes upon finalization of various tax returns;

•	changes in available tax credits;

•	changes in share-based compensation expense;

•	changes in the valuation of Avadel’s deferred tax assets and liabilities;

•	the resolution of issues arising from tax audits with various tax authorities; and

•	the tax effects of purchase accounting for acquisitions that may cause fluctuations between reporting periods.

Any significant increase in Avadel’s future effective tax rates could impact its results of operations for future periods adversely.

Avadel outsources important activities to consultants, advisors and outside contractors.

Avadel outsources many key functions of its business and therefore relies on a substantial number of consultants, advisors and outside contractors. If Avadel is unable to effectively manage its outsourced activities or if the quality or accuracy of the services provided by such third parties is compromised for any reason, Avadel’s development activities may be extended, delayed or terminated which would have an adverse effect on its development program and its business.

Avadel depends on key personnel to execute its business plan. If Avadel cannot attract and retain key personnel, it may not be able to successfully implement its business plan.

Avadel’s success depends in large part upon its ability to attract and retain highly qualified personnel. During Avadel’s operating history, it has assigned many key responsibilities within Avadel to a relatively small number of individuals, each of whom has played key roles in executing various important components of its business. Avadel does not maintain material key person life insurance for any of its key personnel. If Avadel loses the services of Mr. Anderson, Avadel’s Chief Executive Officer, or other members of its senior executive team, Avadel may have difficulty executing its business plan in the manner it currently anticipates. Further, because each of its key personnel is involved in numerous roles in various components of its business, the loss of any one or more of such individuals could have an adverse effect on Avadel’s business.

The Asset Purchase Agreement dated February 12, 2018, by and among Avadel and certain of its subsidiaries and Cerecor, Inc. (the “Cerecor Purchase Agreement”) contains conditions to closing, some of which are beyond Avadel’s control, and Avadel may be unable to consummate the divestiture of its pediatric assets.

The Cerecor Purchase Agreement contains certain closing conditions, including the delivery of certain third-party guarantees and consents. It is possible that one or more of the conditions in the Cerecor Purchase Agreement will not be satisfied, and Avadel may be unable or unwilling to consummate divestiture of its pediatric assets. If the divestiture of Avadel’s pediatric assets is not closed on account of a failure by third-parties to deliver guarantees or consents, Avadel would be obligated to continue making payments to Deerfield CSF, LLC under the February 2016 membership interest purchase agreement pursuant to which Avadel acquired such pediatric assets.

If the divestiture of Avadel’s pediatric assets is not closed, it may adversely affect Avadel’s business, financial results and stock price. As a result, if the divestiture of Avadel’s pediatric assets is not consummated, holders of our capital stock would be exposed to the risks described above and various other risks.

Even if the divestiture of Avadel’s pediatric assets closes, the divestiture of the pediatric assets may not be accretive to Avadel’s results of operations going forward. In addition, Avadel may recognize a gain or loss as a result of the divestiture pursuant to United States generally accepted accounting principles.

Risks Related to Avadel’s Exclusive License Agreement for Noctiva™

Consumer purchases of Noctiva™ are subject risks related to reimbursement from government agencies and other third parties.

Avadel anticipates that a substantial majority of Avadel’s Noctiva™ sales will be reimbursed by third-party payors such as the Medicare Part D program in the U.S. and private health insurance companies. The commercial success of Noctiva™ will therefore depend substantially on the availability and levels of reimbursements by these payors. Government authorities and private health insurance companies decide which drugs they will cover and establish payment levels, and Avadel cannot guaranty the availability or levels of any such reimbursements for Noctiva™. Avadel does not anticipate that it will have material Medicare Part D reimbursement coverage until 2019. Patients in the Medicare Part D program make up at least 50% of the target patient population for Noctiva. The opportunity to target this patient population will therefore not be fully achievable until material Medicare Part D reimbursement coverage is achieved. If reimbursement for Noctiva™ is unavailable or limited by governmental or private insurance programs, Avadel’s Noctiva™ business and its results of operations will suffer a material adverse effect.

Obtaining coverage and reimbursement approval of a product from a government or other third-party payor is a time-consuming and costly process that could require Avadel to provide to the payor supporting scientific, clinical and cost-effectiveness data for Noctiva™.

In recent years, government health programs such as Medicare and other third-party payors in the United States have increased their efforts to:

•	limit the price of covered drugs, including by challenging the prices charged by manufacturers, or by seeking other cost saving measures such as mandatory discounts or rebates, stricter requirements for initial reimbursement approvals and other similar measures such as price increase restrictions;

•	limit the use of covered drugs, including by shifting additional cost burden to patients, typically by requiring a co-payment or co-insurance percentage that increases significantly when the medicine is not covered or is not preferred; and

•	limit the use of covered drugs by mandating treatment protocols that require additional healthcare administrative actions (in the form of a prior authorization for reimbursement) and or step edit therapy (requiring a patient to fail another therapy before getting access to the desired therapy).

Governmental agencies in the United States have enacted or adopted, are considering, and may in the future enact and adopt, various legislative and regulatory proposals to change the healthcare system, often with a particular focus on the pharmaceutical industry; and any changes resulting from such proposals may affect Avadel’s ability to sell Noctiva™ profitably.

Any significant changes in the healthcare system in the United States would likely have a substantial impact on the manner in which Avadel conducts its Noctiva™ business and could have a material adverse effect on Avadel’s commercialization efforts for Noctiva™.

Avadel may have overestimated the market opportunity for Noctiva™ or it may not effectively exploit such market opportunity.

Avadel’s internal analyses may overstate the market opportunity in the United States for the drug desmopressin acetate, which Avadel has licensed from Serenity and which Avadel intends to market under the brand name “Noctiva™”. If one or more of the assumptions underlying its internal analyses are incorrect, the benefits Avadel anticipates from the Serenity License Agreement for Noctiva™ may not be realized or may be smaller than expected. Avadel may also fail to effectively exploit the market opportunity for Noctiva™, and such failure could have a material adverse effect on Avadel’s business, financial condition, operating results and liquidity.

Significant safety or drug interaction problems could arise with respect to Noctiva™.

Data supporting the marketing approvals and forming the basis for the safety warnings in the product labels were derived from controlled clinical trials of limited duration in limited patient populations with Noctiva™ and from existing scientific knowledge and previous clinical assessments of the active pharmaceutical ingredient (desmopressin Acetate). Specifically, Noctiva™’s prescribing information includes a black box warning stating that it can cause hyponatremia. As Noctiva™ is used over longer periods of time and by more patients, some of whom may have underlying health problems or may be taking other medicines, new issues relating to safety, tolerability, resistance or drug-interaction could arise, which may require Avadel to provide additional warnings or contraindications on product labels, or otherwise narrow approved indications for Noctiva™. Further, additional information from ongoing research or clinical trials of Noctiva™ may raise doubts or concerns about its efficacy. If serious safety, tolerability, resistance, drug-interaction, efficacy, or any other such concerns or issues arise with respect to Noctiva™, sales of Noctiva™ could be impaired, limited or abandoned.

Patents covering NoctivaTM that Avadel licenses from Serenity under the Serenity License Agreement are subject to litigation and if Serenity is unsuccessful in defending this litigation, Avadel may lose its exclusive rights to such patents or be required to obtain licenses from third parties to continue to develop and commercialize NoctivaTM, which would have a material adverse effect on Avadel’s business.

Patents covering NoctivaTM that Avadel has in-licensed from Serenity and which are listed in the Approved Drug Products with Therapeutic Equivalence Evaluations database published by the FDA’s Center for Drug Evaluation and Research (commonly known as the “Orange Book”) are subject to two pending litigation proceedings. In the first proceeding, which was initiated in April 2012 in the United States District Court for the Southern District of New York, Ferring B.V., Ferring International Center S.A., and Ferring Pharmaceuticals Inc., which we collectively refer to as Ferring, filed suit against Serenity Pharmaceuticals Corporation, Serenity Pharmaceuticals, LLC, Reprise Biopharmaceutics, LLC, Allergan, Inc., Allergan USA, Inc., Allergan Sales, LLC, Seymour H. Fein and Ronald V. Nardi, alleging a number of claims relating to U.S. Patent Nos. 7,799,761 (which is expected to expire in 2024), 7,579,321 (which is expected to expire in 2023), and 7,405,203 (which is expected to expire in 2023) (the “Patents-in-Suit”). In particular, Ferring has alleged that certain Ferring employees should be the sole named inventors of these patents or co-inventors with the current named inventors. In addition, Ferring has asserted related claims against the defendants for breach of common law duties, aiding and abetting breach of common law duties, breach of contract, intentional interference with contractual relations, trade secret misappropriation, unfair competition, conversion, fraudulent concealment and unjust enrichment. In March 2013, the district court dismissed all of Ferring’s allegations except for Ferring’s inventorship allegations. In April 2014, certain defendants filed certain counterclaims against Ferring. In September 2015, the district court granted the defendants’ motion for summary judgment on Ferring’s inventorship allegations, finding that Ferring was equitably estopped from asserting such allegations. Trial on defendants’ counterclaims is currently scheduled for February 2018. Ferring may appeal the decisions dismissing its allegations. In the second proceeding, which was initiated in April 2017 in the United States District Court for the District of Delaware, Ferring filed suit against Serenity Pharmaceuticals, LLC, Reprise Biopharmaceutics, LLC and Allergan, Inc., seeking a declaratory judgment that the Patents-in-Suit are invalid and unenforceable and that Ferring’s Nocdurna product does not infringe the Patents-in-Suit. No trial date has been set.

If Serenity is ultimately unsuccessful in defending Ferring’s allegations in these litigation proceedings, Avadel may lose valuable patent rights covering NoctivaTM. For example, if a court were to ultimately require that Ferring employees replace the current named inventors as the sole named inventors of the Patents-in-Suit or otherwise award ownership of the Patents-in-Suit to Ferring, then Avadel would no longer have any rights to such patents and Avadel would be required to obtain a license from Ferring to such patents to continue to develop and commercialize NoctivaTM. Such a license may not be available on commercially reasonable terms or at all. If Avadel was unable to obtain any license to any of the Patents-In-Suit, it may be required to cease its development and commercialization of NoctivaTM. Avadel could also be liable for damages to Ferring, which may be significant. Even if Avadel were able to obtain such a license, it may only be non-exclusive and in such case Avadel would not be able to enforce any of the Patents-in-Suit against competitors or other third parties, which may materially impair Avadel’s ability to prevent competitors and other third parties from developing and commercializing products that are the same as or similar to NoctivaTM.

If a court were to ultimately find that Ferring employees should be added as named inventors to the Patents-in-Suit alongside the current named inventors or otherwise award Ferring co-ownership of the Patents-In-Suit, then Avadel would no longer have exclusive rights to such patents. In such case, if Avadel was unable to obtain an exclusive license to Ferring’s co-ownership interest in the Patents-In-Suit, Ferring would be able to exploit such patents itself or license such rights to Avadel’s competitors or other third parties. Moreover, Avadel and Serenity would need the cooperation of Ferring as a co-owner of the Patents-In-Suit in order to enforce such patents against third parties, and such cooperation may not be provided.

If Ferring were ultimately successful in its challenges to the validity and enforceability of the Patents-In-Suit such that a court declares the Patents-in-Suit invalid or unenforceable, Avadel would lose its ability to enforce such patents against third parties, which may materially impair Avadel’s ability to prevent competitors and other third parties from developing and commercializing products that are the same as or similar to NoctivaTM. In addition, if Ferring were ultimately successful in its request for a declaration that its Nocdurna product does not infringe the Patents-in-Suit, then Avadel would not be able to enforce the Patents-In-Suit to prevent the development and commercialization of Ferring’s Nocdurna product.

Any of the foregoing could result in a material adverse effect on Avadel’s business, financial condition, results of operations, liquidity or prospects.

Avadel may not successfully increase awareness of nocturia and or the potential benefits of Noctiva™.

Avadel’s ability to establish effective marketing and advertising campaigns for Noctiva™ will be key to its success in commercializing the drug. If Avadel is unable to increase awareness of nocturia (i.e., adult night-time non-incontinent urination, which Noctiva™ is intended to reduce), the establishment of nocturnal polyuria as the critical etiology that must be treated despite any other co-morbidities and the potential benefits of Noctiva™, Avadel’s efforts to build a substantial customer base for the drug may not be successful. In addition, Avadel’s overall marketing activities or pricing strategies may not be successful in promoting or selling Noctiva™. If Avadel’s marketing and advertising programs are not adequate to support future growth of Noctiva™ sales, its expected results may experience a material adverse effect.

Avadel depends on a third-party supplier to manufacture Noctiva™ and any failure of such supplier to deliver sufficient quantities of Noctiva™ would have a material adverse effect on Avadel’s business.

Avadel will depend on a single contract manufacturing organization, Renaissance Lakewood, LLC, for the manufacturing and supply of Noctiva™. If the supplies of Noctiva™ are interrupted for any reason, Avadel’s manufacturing and marketing of Noctiva™ could be delayed. These delays could be extensive and expensive, especially in situations where a substitute is not readily available, or where additional regulatory approval is required. Failure to obtain adequate supplies in a timely manner could have a material adverse effect on Avadel’s business, financial condition and results of operations.

Avadel’s costs to commercialize Noctiva™ could exceed its estimates or such costs may not provide the intended results.

Avadel’s past and future internal budgets, plans and projections may underestimate the costs it will incur to develop and commercialize Noctiva™, including transaction and integration costs and the costs of other financial, business and strategic initiatives related to the Serenity License Agreement. Even if Avadel adequately controls such costs, its expenditures in developing and commercializing Noctiva™ may not yield the desired results. Further, Avadel may incur higher than expected operating costs, and it may encounter general economic and business conditions that adversely affect it relating to the Serenity License Agreement.

The development and commercialization of Noctiva™ will likely require significant management attention, which could disrupt Avadel’s business and adversely affect its financial results.

Avadel anticipates that its management will devote substantial time and attention to develop and commercialize Noctiva™. By diverting management’s attention away from Avadel’s other products, Avadel’s ongoing operations could suffer, which could have a material adverse effect on its business, financial condition, results of operations or prospects.

Risks Related to Regulatory and Legal Matters

Avadel’s products will generally be subject to regulatory approval. If Avadel or its pharmaceutical and biotechnology company partners do not obtain such approvals, or if such approvals are delayed, Avadel’s revenues may be adversely affected.

Although Noctiva has FDA approval (as described in the “Business of Avadel” included as Exhibit 99.1 to this Current Report on Form 8-K), Avadel’s fourth UMD product and its FT 218 product, as well as products that Avadel may wish to market in the future, may not gain regulatory approval and reach the commercial market for a variety of reasons.

In the U.S., federal, state and local government agencies, primarily the FDA, regulate all pharmaceutical products, including existing products and those under development. Neither Avadel or its pharmaceutical and biotechnology partners can control whether Avadel obtains regulatory approval for any of these products or, if obtained, the timing thereof. There may be significant delays in expected product releases while attempting to obtain regulatory approval for products incorporating Avadel’s technologies. If Avadel or its partners are not successful in timely obtaining such approvals, Avadel’s revenues and profitability may decline.

Applicants for FDA approval often must submit to the FDA extensive clinical and pre-clinical data, as well as information about product manufacturing processes and facilities and other supporting information. Varying interpretations of the data obtained from pre-clinical and clinical testing could delay, limit or prevent regulatory approval of a drug product. The FDA also may require Avadel or its partners to conduct additional pre-clinical studies or clinical trials.

Similarly, although Avadel anticipates submitting applications for approval for its development products that rely on existing data to demonstrate safety and effectiveness, the FDA may determine that additional studies particular to Avadel’s products are necessary. If the FDA requires such additional data, it would impact development plans for those products.

Changes in FDA approval policy during the development period, or changes in regulatory review for each submitted new product application, also may delay an approval or result in rejection of an application. For instance, under the Food and Drug Administration Amendments Act of 2007 (“FDAAA”), Avadel or its partners may be required to develop Risk Evaluations and Mitigation Strategies (“REMS”), to ensure the safe use of product candidates. If the FDA disagrees with such REMS proposals, it may be more difficult and costly to obtain regulatory approval for Avadel’s product candidates. Similarly, FDAAA provisions may make it more likely that the FDA will refer a marketing application for a new product to an advisory committee for review, evaluation and recommendation as to whether the application should be approved. This review may add to the time for approval, and, although the FDA is not bound by the recommendation of an advisory committee, objections or concerns expressed by an advisory committee may cause the FDA to delay or deny approval.

The FDA has substantial discretion in the approval process and may disagree with Avadel or its partners’ interpretations of data and information submitted in an application, which also could cause delays of an approval or rejection of an application. Even if the FDA approves a product, the approval may limit the uses or indications for which the product may be marketed, restrict distribution of the product or require further studies.

The FDA may also withdraw product clearances and approvals for failure to comply with regulatory requirements or if problems follow initial marketing. In the same way, medicinal products for supply on the EU market are subject to marketing authorization by either the European Commission, following an opinion by the EMA, or by the competent authorities of EU Member States. Applicants for marketing authorization must submit extensive technical and clinical data essentially in the form of the ICH Common Technical Document. The data is subject to extensive review by the competent authorities, and after such review the data may be considered inappropriate or insufficient. If applications for marketing authorization by pharmaceutical and biotechnology company partners are delayed or rejected, if the therapeutic indications for which the product is approved are limited, or if conditional marketing authorization imposing post-marketing clinical trials or surveillance is imposed, Avadel’s revenues, operating results and liquidity may decline and earnings may be negatively impacted.

Avadel’s products are subject to continuing regulation, and Avadel on its own, and in conjunction with its pharmaceutical partners, may be subject to adverse consequences if Avadel or they fail to comply with applicable regulations.

Avadel on its own and in conjunction with its pharmaceutical partners will be subject to extensive regulatory requirements for Avadel’s and the co-developed products and product candidates, even if the products receive regulatory approval. These regulations are wide-ranging and govern, among other things:

•	adverse drug experiences and other reporting requirements;

•	product promotion and marketing;

•	active pharmaceutical ingredients and/or product manufacturing, including cGMP compliance;

•	record keeping;

•	distribution of drug samples;

•	required clinical trials and/or post-marketing studies;

•	authorization renewal procedures;

•	authorization variation procedures;

•	compliance with any required REMS;

•	updating safety and efficacy information;

•	processing of personal data;

•	use of electronic records and signatures; and

•	changes to product manufacturing or labeling.

Clinical development of drugs is costly and time-consuming, and the outcomes are uncertain. A failure to prove that Avadel’s product candidates are safe and effective in clinical trials, or to generate data in clinical trials to support expansion of the therapeutic uses for Avadel’s existing products, could materially and adversely affect its business, financial condition, results of operations and growth prospects.

Avadel has made significant investments in its REST-ON Phase III clinical trial. Clinical trials are expensive and can take many years to complete, and the outcome is uncertain. Failure can occur at any time during the clinical trial process. The results of preclinical studies and early clinical trials of potential medicine candidates may not be predictive of the results of later-stage clinical trials. Drug candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical testing. Any failure or delay in completing Avadel’s REST-ON Phase III clinical trial would prevent or delay the commercialization of its sodium oxybate product, which could materially and adversely affect its business, financial condition, results of operations and growth prospects.

In addition to issues relating to the results generated in clinical trials, clinical trials can be delayed or halted for a variety of reasons, including:

•	obtaining regulatory approval to commence a trial;

•	reaching agreement on acceptable terms with prospective contract research organizations (“CROs”) and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	obtaining institutional review board or ethics committee approval at each site;

•	recruiting suitable patients to participate in a trial;

•	having patients complete a trial or return for post-treatment follow-up;

•	clinical sites dropping out of a trial;

•	adding new sites; or

•	manufacturing sufficient quantities of medicine candidates for use in clinical trials.

Patient enrollment, a significant factor in the timing of clinical trials, is affected by many factors including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials and clinicians’ and patients’ perceptions as to the potential advantages of the medicine candidate being studied in relation to other available therapies, including any new drugs or biologics that may be approved for the indications Avadel is investigating. Furthermore, Avadel relies and expects to rely on CROs and clinical trial sites to ensure the proper and timely conduct of its future clinical trials and while Avadel has and intends to have agreements governing their committed activities, Avadel will have limited influence over their actual performance.

Avadel relies on third parties to conduct its clinical trials, and if they do not properly and successfully perform their contractual, legal and regulatory duties, Avadel may not be able to obtain regulatory approvals for or commercialize its drug product candidates.

Avadel relies on CROs and other third parties to assist it in designing, managing, monitoring and otherwise carrying out its clinical trials, including with respect to site selection, contract negotiation and data management. Avadel does not control these third parties and, as a result, they may not treat Avadel’s clinical studies as a high priority, which could result in delays. Avadel is responsible for confirming that each of its clinical trials is conducted in accordance with its general investigational plan and protocol, as well as the FDA’s and non-U.S. regulatory agencies’ requirements, commonly referred to as good clinical practices, for conducting, recording and reporting the results of clinical trials to ensure that the data and results are credible and accurate and that the trial participants are adequately protected. The FDA and non-U.S. regulatory agencies enforce good clinical practices through periodic inspections of trial sponsors, principal investigators and trial sites. If Avadel, CROs or other third parties assisting Avadel or its study sites fail to comply with applicable good clinical practices, the clinical data generated in Avadel’s clinical trials may be deemed unreliable and the FDA or its non-U.S. counterparts may require Avadel to perform additional clinical trials before approving its marketing applications. Avadel cannot assure you that, upon inspection, the FDA or non-U.S. regulatory agencies will determine that any of Avadel’s clinical trials comply with good clinical practices. In addition, Avadel’s clinical trials must be conducted with product produced under the FDA’s cGMP regulations and similar regulations outside of the U.S. Avadel’s failure, or the failure of its product suppliers, to comply with these regulations may require Avadel to repeat or redesign clinical trials, which would delay the regulatory approval process.

If third parties do not successfully carry out their duties under their agreements with Avadel, if the quality or accuracy of the data they obtain is compromised due to failure to adhere to Avadel’s clinical protocols, including dosing requirements, or regulatory requirements, or if they otherwise fail to comply with clinical trial protocols or meet expected deadlines, Avadel’s clinical trials may not meet regulatory requirements. If Avadel’s clinical trials do not meet regulatory requirements or if these third parties need to be replaced, Avadel’s clinical trials may be extended, delayed, suspended or terminated. If any of these events occur, Avadel may not be able to obtain regulatory approval of its product candidates or succeed in its efforts to create approved line extensions for certain of its existing products or generate additional useful clinical data in support of these products.

If Avadel or its partners, including any CDMOs that Avadel uses, fail to comply with these laws and regulations, the FDA, the European Commission, competent authorities of EU Member States, or other regulatory organizations, may take actions that could significantly restrict or prohibit commercial distribution of Avadel’s products and products that incorporate its technologies. If the FDA, the European Commission or competent authorities of EU Member States determine that Avadel is not in compliance with these laws and regulations, they could, among other things:

•	issue warning letters;

•	impose fines;

•	seize products or request or order recalls;

•	issue injunctions to stop future sales of products;

•	refuse to permit products to be imported into, or exported out of, the U.S. or the E.U.;

•	suspend or limit Avadel’s production;

•	withdraw or vary approval of marketing applications;

•	order the competent authorities of EU Member States to withdraw or vary national authorization; and

•	initiate criminal prosecutions.

If FT 218 is approved by the FDA, Avadel may not obtain orphan drug marketing exclusivity.

Orphan drug status may be granted by the FDA to certain products intended to treat diseases and conditions that affect fewer than 200,000 individuals in the United States or, if they affect more than 200,000 individuals in the United States, there is no reasonable expectation of recovering the cost of developing and making the product available in the United States for the applicable disease or condition.

Avadel’s proposed product FT 218 obtained orphan drug designation from the FDA in January 2018. A product with orphan drug designation that subsequently receives the first FDA approval for the disease or condition for which it has such designation will be entitled to certain U.S. marketing exclusivity for a period of seven years. FT 218 would not be the first product with such FDA approval. However, in limited circumstances, including if the FDA concludes that FT 218 is safer, more effective or makes a major contribution to patient care, the FDA could award FT 218 with such marketing exclusivity. The orphan drug designation for FT 218 does not guaranty that the FDA would ultimately award this product with orphan drug status for purposes of marketing exclusivity. Among other factors, the FDA will consider the results of Avadel’s FT 218 Phase III clinical trial with respect to the efficacy and safety of the product. Thus, there can be no assurance that the FDA will ultimately grant orphan drug status, or marketing exclusivity, for FT 218. In addition, even if such orphan drug marketing exclusivity rights were granted by the FDA, such rights may be lost if the FDA later determines that Avadel’s request for such designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition to be treated with the product.

Avadel is subject to U.S. federal and state and international laws and regulations prohibiting “kickbacks” and false claims that, if violated, could subject Avadel to substantial penalties, and any challenges to or investigation into its practices under these laws could cause adverse publicity and be costly to respond to, and thus could harm Avadel’s business.

Avadel is subject to extensive and complex U.S. federal and state and international laws and regulations, including but not limited to, health-care “fraud and abuse” laws, such as anti-kickback and false claims laws and regulations pertaining to government benefit program reimbursement, price reporting and regulations, and sales and marketing practices. These laws and regulations are broad in scope and subject to evolving interpretations, which could require Avadel to incur substantial costs associated with compliance or to alter one or more of Avadel’s sales or marketing practices. In addition, violations of these laws, or allegations of such violations, could disrupt Avadel’s business and result in a material adverse effect on Avadel’s revenues, profitability, and financial condition. In the current environment, there appears to be a greater risk of investigations of possible violations of these laws and regulations. This increased risk is reflected by recent enforcement activity and pronouncements by the U.S. Office of Inspector General of the Department of Health and Human Services that it intends to continue to vigorously pursue fraud and abuse violations by pharmaceutical companies, including through the potential to impose criminal penalties on pharmaceutical company executives. If any such actions are instituted against Avadel, and Avadel is not successful in defending ourselves or asserting its rights, those actions could have a significant impact on Avadel’s business, including the imposition of significant fines or other sanctions.

Healthcare reform and restrictions on reimbursements may limit Avadel’s financial returns.

Avadel’s ability to successfully commercialize its products and technologies may depend on the extent to which the government health administration authorities, the health insurance funds in the EU Member States, private health insurers and other third party payor in the U.S. will reimburse consumers for the cost of these products, which would affect the volume of drug products sold by pharmaceutical and biotechnology companies that incorporate Avadel’s technology into their products. Third party payor are increasingly challenging both the need for, and the price of, novel therapeutic drugs and uncertainty exists as to the reimbursement status of newly approved therapeutics. The commercial success of Avadel’s products depends in part on the conditions under which products incorporating Avadel’s technology are reimbursed. Adequate third party reimbursement may not be available for such drug products to enable Avadel to maintain price levels sufficient to realize an appropriate return on its investments in research and product development, which could materially and adversely affect its business. Avadel cannot predict the effect that changes in the healthcare system, especially cost containment efforts, may have on its business. In particular, it is difficult to predict the effect of health care reform legislation enacted in the U.S. in 2010, certain provisions of which are still subject to regulatory implementation, further legislative change and ongoing judicial review. Any such changes or changes due to future legislation governing the pricing and reimbursement of healthcare products in the EU Member States may adversely affect Avadel’s business.

Regulatory reforms may adversely affect Avadel’s ability to sell its products profitably.

From time to time, the U.S. Congress, the Council of the European Union and the European Parliament, as well as the legislators of the EU Member States, adopt changes to the statutes that the FDA, the European Commission and the competent authorities of the EU Member States enforce in ways that could significantly affect Avadel’s business. In addition, the FDA, the European Commission and the competent authorities of the EU Member States often issue new regulations or guidance, or revise or reinterpret their current regulations and guidance in ways that may significantly affect Avadel’s business and its products. It is impossible to predict whether legislative changes will be enacted or FDA, EU or EU Member State’s regulations, guidance or interpretations changed, and what the impact of any such changes may be. Any such changes could have a significant impact on the path to approval of Avadel’s proposed products or of competing products, and on Avadel’s obligations and those of its pharmaceutical industry partners.

Avadel and companies to which it has licensed, or will license its products or drug delivery technologies and subcontractors Avadel engages for services related to the development and manufacturing of its products are subject to extensive regulation by the FDA and other regulatory authorities. Avadel’s and their failure to meet strict regulatory requirements could adversely affect Avadel’s business.

Avadel, and companies to which it licenses Avadel’s products or drug delivery technologies, as well as companies acting as subcontractors for Avadel’s product developments, including but not limited to non-clinical, pre-clinical and clinical studies, and manufacturing, are subject to extensive regulation by the FDA, other domestic regulatory authorities and equivalent foreign regulatory authorities, particularly the European Commission and the competent authorities of EU Member States. Those regulatory authorities may conduct periodic audits or inspections of the applicable facilities to monitor compliance with regulatory standards and Avadel remains responsible for the compliance of its subcontractors. If the FDA or another regulatory authority finds failure to comply with applicable regulations, the authority may institute a wide variety of enforcement actions, including:

•	warning letters or untitled letters;

•	fines and civil penalties;

•	delays in clearing or approving, or refusal to clear or approve, products;

•	withdrawal, suspension or variation of approval of products; product recall or seizure;

•	orders to the competent authorities of EU Member States to withdraw or vary national authorization;

•	orders for physician notification or device repair, replacement or refund;

•	interruption of production;

•	operating restrictions;

•	injunctions; and

•	criminal prosecution.

Any adverse action by a competent regulatory agency could lead to unanticipated expenditures to address or defend such action and may impair Avadel’s ability to produce and market applicable products, which could significantly impact Avadel’s revenues and royalties that it receives from its customers.

Avadel may face product liability claims related to clinical trials for its products or their misuse.

The testing, including through clinical trials, manufacturing and marketing, and the use of Avadel’s products may expose Avadel to potential product liability and other claims. If any such claims against Avadel are successful, Avadel may be required to make significant compensation payments. Any indemnification that Avadel has obtained, or may obtain, from CROs or pharmaceutical and biotechnology companies or hospitals conducting human clinical trials on Avadel’s behalf may not protect Avadel from product liability claims or from the costs of related litigation. Insurance coverage is expensive and difficult to obtain, and Avadel may be unable to obtain coverage in the future on acceptable terms, if at all. Avadel currently maintains general liability insurance and product liability and recall insurance. Avadel cannot be certain that the coverage limits of its insurance policies or those of its strategic partners will be adequate. If Avadel is unable to obtain sufficient insurance at an acceptable cost, a product liability claim or recall could adversely affect its financial condition. Similarly, any indemnification Avadel has obtained, or may obtain, from pharmaceutical and biotechnology companies with whom Avadel is developing, or will develop, its products may not protect it from product liability claims from the consumers of those products or from the costs of related litigation.

If Avadel uses hazardous biological and/or chemical materials in a manner that causes injury, it may be liable for significant damages.

Avadel’s R&D activities involve the controlled use of potentially harmful biological and/or chemical materials, and are subject to U.S., state, EU, national and local laws and regulations governing the use, storage, handling and disposal of those materials and specified waste products. Avadel cannot completely eliminate the risk of accidental contamination or injury from the use, storage, handling or disposal of these materials, including fires and/or explosions, storage tank leaks and ruptures and discharges or releases of toxic or hazardous substances. These operating risks can cause personal injury, property damage and environmental contamination, and may result in the shutdown of affected facilities and the imposition of civil or criminal penalties. The occurrence of any of these events may significantly reduce the productivity and profitability of a particular manufacturing facility and adversely affect Avadel’s operating results.

Avadel currently maintains property, business interruption and casualty insurance with limits that Avadel believes to be commercially reasonable, but may be inadequate to cover any actual liability or damages.

Risks Related to Ownership of Avadel’s Securities

Avadel’s share price has been volatile and may continue to be volatile.

The trading price of Avadel’s shares has been, and is likely to continue to be, highly volatile. The market value of an investment in Avadel’s shares may fall sharply at any time due to this volatility. During the period from January 1, 2018 to February 7, 2018, the closing sale price of Avadel’s ADSs as reported on the Nasdaq Global Market ranged from $8.80 to $11.70. During the period from January 1, 2017 to December 31, 2017, the closing sale price of Avadel’s ADSs as reported on the Nasdaq Global Market ranged from $8.03 to $11.57. During the period from January 1, 2016 to December 31, 2016, the closing sale price of Avadel’s ADSs as reported on the Nasdaq Global Market ranged from $7.85 to $14.89. The market prices for securities of drug delivery, specialty pharma, biotechnology and pharmaceutical companies historically have been highly volatile. Factors that could adversely affect Avadel’s share price include, among others:

•	fluctuations in Avadel’s operating results;

•	announcements of technological partnerships, innovations or new products by Avadel or its competitors;

•	actions with respect to the acquisition of new or complementary businesses;

•	governmental regulations;

•	developments in patent or other proprietary rights owned by Avadel or others;

•	public concern as to the safety of drug delivery technologies developed by Avadel or drugs developed by others using Avadel’s platform;

•	the results of pre-clinical testing and clinical studies or trials by Avadel or its competitors;

•	adverse events related to Avadel’s products or products developed by pharmaceutical and biotechnology company partners that use Avadel’s drug delivery technologies;

•	lack of efficacy of Avadel’s products;

•	litigation;

•	decisions by Avadel’s pharmaceutical and biotechnology company partners relating to the products incorporating Avadel’s technologies;

•	the perception by the market of specialty pharma, biotechnology, and high technology companies generally;

•	general market conditions, including the impact of the current financial environment; and

•	the dilutive impact of any new equity securities Avadel may issue.

If Avadel is not able to sustain profitability in the future, the value of its shares may fall.

Avadel reported net loss of $41.3 million for the year ended December 31, 2016 and net income of $76.5 million for the nine months ended September 30, 2017. Avadel cannot predict if it will be able to sustain profitability. If Avadel is unable to maintain a profit in future periods, the market price of Avadel’s shares may fall. Avadel’s ability to operate profitably depends upon a number of factors, many of which are beyond its direct control. These factors include:

•	the demand for Avadel’s drug delivery technologies and products;

•	the level of product and price competition;

•	Avadel’s ability to develop new partnerships and additional commercial applications for its products;

•	Avadel’s ability to control its costs;

•	Avadel’s ability to broaden its customer base;

•	the effectiveness of Avadel’s marketing strategy;

•	its effective tax rate;

•	the launch costs of Noctiva™

•	the effectiveness of Avadel’s partners’ marketing strategy for products that use Avadel’s technology; and

•	general economic conditions.

Avadel may require additional financing, which may not be available on favorable terms or at all, and which may result in dilution of the equity interest of the holders of its ADSs.

Avadel may require additional financing to fund the development and possible acquisition of new products and businesses. Avadel may consume available resources more rapidly than currently anticipated, resulting in the need for additional funding. If Avadel cannot obtain financing when needed, or obtain it on favorable terms, it may be required to curtail its plans to continue to develop drug delivery technologies, develop new products, or acquire additional products and businesses. Other factors that will affect future capital requirements and may require Avadel to seek additional financing include:

•	the development and acquisition of new products and drug delivery technologies;

•	the progress of Avadel’s research and product development programs; and

•	the timing of, and amounts received from, future product sales, product development fees and licensing revenue and royalties.

If adequate funds are not available, Avadel may be required to significantly reduce or refocus its product development efforts, resulting in loss of sales, increased costs and reduced revenues. Alternatively, to obtain needed funds for acquisitions or operations, Avadel may choose to issue additional ADSs representing its ordinary shares, or issue equity-linked debt, or Avadel may choose to issue preferred shares, in either case through public or private financings. Additional funds may not be available on terms that are favorable to Avadel and, in the case of such equity financings, may result in dilution to the holders of Avadel’s ADSs.

Avadel has broad discretion in the use of its cash and may not use it effectively.

Avadel’s management has broad discretion in the use of its cash, and may not apply its cash in ways that ultimately increase the value of any investment in its securities. Avadel currently intends to use its cash to fund marketing activities for Avadel’s commercialized products, to fund certain clinical trials for product candidates, to fund research and development activities for potential new product candidates, to acquire assets or businesses that Avadel may identify as potentially beneficial to its business strategies, and for working capital, capital expenditures and general corporate purposes. As in the past, Avadel expects to invest its cash in available-for-sale marketable securities, including corporate bonds, U.S. government securities, other fixed income securities and equities; and these investments may not yield a favorable return. If Avadel does not invest or apply its cash effectively, its financial position and the price of its ADSs may decline.

Avadel currently does not intend to pay dividends and cannot assure the holders of its ADSs that it will make dividend payments in the future.

Avadel has never declared or paid a cash dividend on any of its ordinary shares or ADSs and does not anticipate declaring cash dividends in the foreseeable future. Declaration of dividends will depend upon, among other things, future earnings, if any, the operating and financial condition of Avadel’s business, its capital requirements, general business conditions and such other factors as Avadel’s Board of Directors deems relevant.

Provisions of Avadel’s articles of association could delay or prevent a third-party’s effort to acquire Avadel.

Avadel’s articles of association could delay, defer or prevent a third-party from acquiring us or Avadel, even where such a transaction would be beneficial to the holders of Avadel’s ADSs, or could otherwise adversely affect the price of Avadel’s ADSs. For example, certain provisions of Avadel’s articles of association:

•	permit Avadel’s board of directors to issue preferred shares with such rights and preferences as they may designate, subject to applicable law;

•	impose advance notice requirements for shareholder proposals and director nominations to be considered at annual shareholder meetings; and

•	require the approval of a supermajority of the voting power of the shares of Avadel’s share capital entitled to vote generally at a meeting of shareholders to amend or repeal certain provisions of Avadel’s articles of association.

Avadel believes these provisions may provide some protection to holders of Avadel’s ADSs from coercive or otherwise unfair takeover tactics. These provisions are not intended to make Avadel immune from takeovers. However, these provisions will apply even if some holders of Avadel’s ADSs consider an offer to be beneficial and could delay or prevent an acquisition that Avadel’s Board of Directors determines is in the best interest of the holders of Avadel’s ADSs. These provisions may also prevent or discourage attempts to remove and replace incumbent directors.

In addition, several mandatory provisions of Irish law could prevent or delay Avadel’s acquisition by a third party. For example, Irish law does not permit shareholders of an Irish public limited company to take action by written consent with less than unanimous consent. In addition, an effort to acquire Avadel may be subject to various provisions of Irish law relating to mandatory bids, voluntary bids, requirements to make a cash offer and minimum price requirements, as well as substantial acquisition rules and rules requiring the disclosure of interests in Avadel’s ADSs in certain circumstances.

These provisions may discourage potential takeover attempts, discourage bids for Avadel’s ordinary shares at a premium over the market price or adversely affect the market price of, and the voting and other rights of the holders of, Avadel’s ADSs. These provisions could also discourage proxy contests and make it more difficult for holders of Avadel’s ADSs to elect directors other than the candidates nominated by Avadel’s board of directors, and could depress the market price of Avadel’s ADSs.

Irish law differs from the laws in effect in the United States and might afford less protection to the holders of Avadel’s ADSs.

Holders of Avadel’s ADSs could have more difficulty protecting their interests than would the shareholders of a U.S. corporation. As an Irish company, Avadel is governed by the Irish Companies Act 2014, which differs in some significant, and possibly material, respects from provisions set forth in various U.S. state laws applicable to U.S. corporations and their shareholders, including provisions relating to interested directors, mergers and acquisitions, takeovers, shareholder lawsuits and indemnification of directors.

The duties of directors and officers of an Irish company are generally owed to Avadel only. Therefore, under Irish law shareholders of Irish companies do not generally have a right to commence a legal action against directors or officers, and may only do so in limited circumstances. Directors of an Irish company must act with due care and skill, honestly and in good faith with a view to the best interests of Avadel. Directors must not put themselves in a position in which their duties to Avadel and their personal interests conflict and must disclose any personal interest in any contract or arrangement with Avadel or any of its subsidiaries. A director or officer can be held personally liable to Avadel in respect of a breach of duty to Avadel.

Judgments of United States courts, including those predicated on the civil liability provisions of the federal securities laws of the United States, may not be enforceable in Irish courts.

An investor in the U.S. may find it difficult to:

•	effect service of process within the U.S. against Avadel and its non-U.S. resident directors and officers;

•	enforce United States court judgments based upon the civil liability provisions of the United States federal securities laws against Avadel and its non-U.S. resident directors and officers in Ireland; or

•	bring an original action in an Irish court to enforce liabilities based upon the U.S. federal securities laws against Avadel and its non-U.S. resident directors and officers.

Judgments of United States courts, including those predicated on the civil liability provisions of the federal securities laws of the United States, may not be enforceable in Cayman Islands courts.

We have been advised by our Cayman Islands legal counsel, Maples and Calder, that the courts of the Cayman Islands are unlikely (i) to recognise or enforce against us or Avadel judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or Avadel predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognise and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Holders of ADSs have fewer rights than shareholders and have to act through the Depositary to exercise those rights.

Holders of ADSs do not have the same rights as shareholders and, accordingly, cannot exercise rights of shareholders against Avadel. The Bank of New York Mellon, as depositary, or the “Depositary”, is the registered shareholder of the deposited shares underlying the ADSs. Therefore, holders of ADSs will generally have to exercise the rights attached to those shares through the Depositary. Avadel will use reasonable efforts to request that the Depositary notify the holders of ADSs of upcoming votes and ask for voting instructions from them. If a holder fails to return a voting instruction card to the Depositary by the date established by the Depositary for receipt of such voting instructions, or if the Depositary receives an improperly completed or blank voting instruction card, or if the voting instructions included in the voting instruction card are illegible or unclear, then such holder will be deemed to have instructed the Depositary to vote its shares, and the Depositary shall vote such shares in favor of any resolution proposed or approved by Avadel’s Board of Directors and against any resolution not so proposed or approved.

Avadel’s largest shareholders own a significant percentage of the share capital and voting rights of Avadel.

As of February 16, 2017, Deerfield Capital and certain of its affiliates beneficially owned approximately 9.98% of Avadel’s outstanding shares (in the form of ADRs). As of February 6, 2018, Brandes Investment Partners, L.P. and certain of its affiliates beneficially owned 7.99% of Avadel’s outstanding shares (in the form of ADRs). As of February 13, 2018, Broadfin Capital and certain of its affiliates beneficially owned approximately 6.59% of Avadel’s outstanding shares (in the form of ADRs). As of November 1, 2017, Perceptive Advisors LLC and certain of its affiliates beneficially owned 5.4% of Avadel’s outstanding shares (in the form of ADRs). To the extent these shareholders continue to hold a large percentage of Avadel’s share capital and voting rights, they will remain in a position to exert heightened influence in the election of the directors of Avadel and in other corporate actions that require shareholder approval, including change of control transactions.

Risks Related to Recent Tax Legislation

The effect of comprehensive U.S. tax reform legislation on Avadel, whether adverse or favorable, is uncertain.

On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (H.R. 1) (the “Tax Act”). Among a number of significant changes to the U.S. federal income tax rules, the Tax Act reduces the marginal U.S. corporate income tax rate from 35% to 21%, limits the deduction for net interest expense, shifts the United States toward a more territorial tax system, and imposes new rules to combat erosion of the U.S. federal income tax base. While Avadel’s analysis of the Tax Act’s impact on its cash tax liability and financial condition has not identified any overall material adverse effect, Avadel is still evaluating the effects of the Tax Act on it and there are a number of uncertainties and ambiguities as to the interpretation and application of many of the provisions in the Tax Act. In the absence of guidance on these issues, Avadel will use what it believes are reasonable interpretations and assumptions in interpreting and applying the Tax Act for purposes of determining its cash tax liabilities and results of operations, which may change as it receives additional clarification and implementation guidance and as the interpretation of the Tax Act evolves over time. It is possible that the Internal Revenue Service (“IRS”) could issue subsequent guidance or take positions on audit that differ from the interpretations and assumptions that Avadel previously made, which could have a material adverse effect on Avadel’s cash tax liabilities, results of operations and financial condition. You are urged to consult your tax adviser regarding the implications of the Tax Act.

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